EXHIBIT 99.1

                                                Contact:  Nicholas M. Rolli
                                                          (917) 663-3460

                                                          Timothy R. Kellogg
                                                          (917) 663-2759


              ALTRIA GROUP, INC. REPORTS 2004 THIRD-QUARTER RESULTS

                   Diluted Earnings Per Share Up 5.7% to $1.29
                      Net Earnings Up 6.3% to $2.6 Billion
Comparisons Affected by Items Detailed in Attached Reconciliation on Schedule 7

           Projects Diluted Earnings Per Share for the Full Year 2004
                          In a Range of $4.55 to $4.60



    NEW YORK--(BUSINESS WIRE)--Oct. 19, 2004-Altria Group, Inc.
(NYSE: MO) today announced that third-quarter 2004 diluted earnings per share were up 5.7% to $1.29, reflecting items as detailed in the attached reconciliation on Schedule 7, including higher equity income from SABMiller (which is included in minority interest in earnings and other, net) as a result of one-time gains from the sale of investments.
    "Our businesses continued to exhibit solid improvement in the third quarter," said Louis C. Camilleri, chairman and chief executive officer of Altria Group, Inc. "Our domestic tobacco business achieved robust retail share gains, driven by Marlboro. Our international tobacco business delivered strong volume growth of 5.1%, driven by gains in most regions, and Marlboro's total international volume increased, with widespread share gains in many key markets."
    "Kraft reported strong top-line growth," Mr. Camilleri said. "Its Sustainable Growth Plan is on track, and we are witnessing solid revenue momentum, particularly in North America."
    On October 11, 2004, the U.S. Senate followed the U.S. House in approving a bill that eliminated the federal tobacco program, but at the same time failed to provide the Food and Drug Administration (FDA) with any authority to regulate tobacco products. Commenting on that action, Mr. Camilleri said, "While we are very disappointed that the legislation does not include FDA regulation of tobacco products, the elimination of the current federal tobacco program will enhance the long-term viability of U.S. tobacco growing by removing the non-value added cost of the federal quota and price support program that burdens the current system. With the price of U.S. tobacco becoming more competitive in the world market and Philip Morris USA's quota buyout payments being partially offset by already scheduled payments to the National Tobacco Grower Settlement Trust, we do not anticipate that the legislation will have a material impact on Altria's consolidated results in 2005 and beyond."
    Altria Group narrowed its target for diluted earnings per share for the full year 2004 to a range of $4.55 to $4.60, and believes it will achieve the high end of that range should current exchange rates hold. This includes charges for the Kraft restructuring, charges for the agreement that Philip Morris International signed on July 9 with the European Community and the one-time tax benefits reported in the second and third quarters. It excludes the impact of any Kraft divestitures and any potential short-term impact of the recently passed tobacco buyout legislation, as the final regulations have yet to be issued by the U.S. Department of Agriculture. The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to this projection.
    A conference call with members of the investment community will be Webcast at 9:00 a.m. Eastern Time on October 19, 2004. Access is available at www.altria.com.

    ALTRIA GROUP, INC.

    As described in "Note 14. Segment Reporting" of Altria Group, Inc.'s 2003 Annual Report, management reviews operating companies income, which is defined as operating income before corporate expenses and amortization of intangibles, to evaluate segment performance and allocate resources. Management believes it is appropriate to disclose this measure to help investors analyze business performance and trends. For a reconciliation of operating companies income to operating income, see the Condensed Statements of Earnings contained in this release.

    2004 Third-Quarter Results

    Net revenues for the third quarter of 2004, as detailed in the attached reconciliation on Schedule 2, increased 8.5% versus the third quarter 2003 to $22.7 billion, due to increases from Altria's tobacco and food businesses, and favorable currency of $417 million.
    Operating income decreased 1.5% to $4.2 billion, due primarily to charges for asset impairment, exit and implementation costs related to the business restructuring component of Kraft's Sustainable Growth Plan. Also affecting operating income comparisons were higher results at Philip Morris International, favorable currency of $74 million and other items described in the attached reconciliation of operating companies income on Schedule 3.
    Net earnings increased 6.3% to $2.6 billion, due primarily to higher equity income from SABMiller, favorable currency and a lower effective tax rate, partially offset by the previously mentioned charges and lower results from operations. The effective tax rate decreased from 34.5% in the third quarter of 2003 to 33.5% in the third quarter of 2004, reflecting the favorable resolution of an outstanding tax item at Kraft. During the quarter, Altria recorded income of $14 million related to the new Medicare prescription drug act.
    In the third quarter of 2004, Altria Group, Inc. increased its quarterly dividend 7.4% to $0.73 per common share. The new dividend represents an annualized rate of $2.92 per common share and marks the 37th time in 35 years that the dividend has been increased.

    DOMESTIC TOBACCO

    2004 Third-Quarter Results

    Philip Morris USA Inc., Altria Group, Inc.'s domestic tobacco business, delivered strong market share performance, with total retail share growing 1.1 share points to 49.9%, driven by Marlboro. Philip Morris USA's cigarette shipment volume decreased 1.0% to 48.3 billion units, while its premium mix improved by 0.1 percentage point to 91.4%.
    Operating companies income was stable at $1.1 billion, primarily reflecting lower volume and a provision for an individual smoking case in California, offset by lower charges in 2004 related to moving PM USA's headquarters to Richmond, Virginia.
    The increase in Philip Morris USA's total retail share in the third quarter of 2004 was driven by a 1.5 share point gain in Marlboro. Retail share for Parliament was down slightly, while share for Virginia Slims and Basic was flat, as shown in the following table:


              Philip Morris USA Quarterly Retail Share*
              -----------------------------------------
                                        Q3 2004    Q3 2003    Change
                                      ---------- ---------- ----------
Marlboro                                  39.6%      38.1%     1.5 pp
Parliament                                 1.7%       1.8%   - 0.1 pp
Virginia Slims                             2.4%       2.4%     0.0 pp
Basic                                      4.2%       4.2%     0.0 pp
                                      ---------- ---------- ----------
Focus Brands                              47.9%      46.5%     1.4 pp
Other Philip Morris USA                    2.0%       2.3%    -0.3 pp
                                      ---------- ---------- ----------
Total Philip Morris USA                   49.9%      48.8%     1.1 pp

* IRI/Capstone Total Retail Panel was developed to measure market share in retail stores selling cigarettes. It is not designed to capture Internet or direct mail sales.


    Philip Morris USA's retail share of the premium segment increased
1.0 share point to 62.3% in the third quarter of 2004. Its share of the discount segment increased 0.2 share points to 16.0%.
    Recent product introductions met PM USA's initial expectations, including a new line extension, Virginia Slims Ultra Lights 120mm box, which was launched nationally at retail during the third quarter, and Parliament Lights 100mm round corner box, which was expanded to national distribution in the third quarter. Marlboro Menthol 72mm, a premium-priced cigarette launched in the first quarter of 2004, continued to perform well.
    On October 5, 2004, PM USA announced that it will invest about $200 million over the next three years to modernize and improve the efficiency of its Cabarrus County, North Carolina, cigarette manufacturing facility.

    INTERNATIONAL TOBACCO

    2004 Third-Quarter Results

    Cigarette shipment volume for Philip Morris International Inc.
(PMI), Altria Group, Inc.'s international tobacco business, was 199.1 billion units in the third quarter of 2004, an increase of 5.1%. Excluding the impact of acquisitions, shipments were up 2.9%. Solid gains in most key markets were partially offset by continued weakness in the high-margin markets of France and Germany, where cigarette industry volumes declined and volume for other tobacco products increased versus the third quarter of last year.
    Operating companies income for PMI increased 7.0% to $1.8 billion for the third quarter, due primarily to favorable currency of $64 million, the impact of acquisitions and higher volume and pricing, partially offset by unfavorable mix, higher marketing costs and expenses related to the cooperation agreement with the EC.
    During the third quarter of 2004, PMI achieved widespread market share gains, including increases in the top income markets of Austria, Belgium, Egypt, France, Greece, Japan, Malaysia, the Netherlands, Poland, Russia, Saudi Arabia, Spain, Turkey and the Ukraine.
    Total Marlboro shipments grew 1.1% to 81.8 billion units in the third quarter of 2004 due to gains in most regions, partially offset by France and Germany. Gains for Marlboro were widespread, with share up in Belgium, the Czech Republic, Egypt, Korea, Malaysia, Mexico, Netherlands, the Philippines, Poland, Portugal, Russia, Spain, Turkey, the Ukraine and the United Kingdom.
    In Western Europe, shipments declined 7.5% due mainly to France and Germany. However, PMI's market share in Western Europe was up 0.1 share point to 38.9%.
    In France, the total cigarette market declined 24.5%, although tobacco consumption, including fine-cut, was down an estimated 20.5%. Despite PMI's cigarette shipment volume decline of 24.5% versus the third quarter of 2003, its market share increased 0.9 points to 40.0% due to the success of Basic and the Philip Morris brand. In September, PMI entered the growing and profitable fine-cut segment with the launch of roll-your-own Chesterfield.
    In Germany, the combined consumption of cigarettes, fine-cut, tobacco portions and cigarillos declined 8.1% versus the third quarter of last year. Total industry cigarette volume declined 18.1%, as consumers continued to switch to low-price tobacco products, particularly tobacco portions. PMI's cigarette shipment volume was down 18.7% and total market share declined 0.2 percentage points to 36.5%. Marlboro, the industry leader in Germany with a share of 29.4%, was down 0.3 points. This month, PMI is introducing a new line extension, Marlboro Blend 29, to further strengthen the franchise. PMI also recently entered the rapidly growing tobacco portions segment with the Marlboro and Next brands, and combined share reached 8.3% of the tobacco portions segment. Volume and share were constrained by a temporary capacity shortfall.
    In Italy, shipments were down 1.3% and PMI's share declined 2.1 points to 51.0%, mainly due to low-price Diana and, to a lesser extent, Marlboro. However, PMI's market share since April has been relatively stable on a sequential basis. PMI launched L&M in May to establish a presence in the low-price international brands segment in Italy, and the brand achieved a market share of 0.7% in September.
    In Spain, volume rose 7.5% and share increased 0.8 share points to 36.9%, due to the strong performance of Marlboro.
    In Central Europe, volume rose 22.5%, due mainly to Greece and Serbia, which benefited from the impact of acquisitions, and gains in Poland, the Slovak Republic and Romania. Absent the impact of acquisitions, volume was up 9.8%. Region-wide, Marlboro shipments grew 8.7% in the third quarter. Bond Street also grew strongly, aided by its introduction earlier this year in Hungary. In worldwide duty-free, volume increased 1.6%, reflecting improving trends in the travel industry.
    In Eastern Europe, the Middle East and Africa, volume grew 10.2%, due primarily to gains in Russia, Turkey and the Ukraine. In Russia, volume rose 6.7% and PMI's market share continued to advance, with share up 1.2 points to 26.6%, due to Parliament, Marlboro, L&M, Next and Chesterfield. In Turkey, volume was up 17.2% and PMI's market share grew 4.8 points to 37.8%, due to the continued strong performance of L&M and the success of Muratti, which was launched last year, as well as the renewed growth of Marlboro, which was up a full share point to 10.0%. In the Ukraine, volume increased 21.6%, aided by higher sales of Marlboro, L&M and Next.
    In Asia, shipments were up 9.9%, due to gains in Japan, Korea, Malaysia, the Philippines and Thailand. In Korea, volume rose 13.7%, benefiting from the growth of Marlboro Ultra Lights and the success of Elan, a premium-price slim cigarette launched in early 2004. In the Philippines, volume rose due to Marlboro's strong growth and the impact of acquired volume. In Thailand, shipments advanced 48.0% due to the continued growth of both Marlboro and L&M.
    In Japan, PMI's volume was higher by 2.7%, reflecting the timing of shipments. PMI's share continued to grow, increasing 0.4 points to 24.6%, driven by the Philip Morris brand and Virginia Slims, benefiting from packaging upgrades and new line extensions.
    In Latin America, volume declined 3.6%, due mainly to Argentina and Mexico. In Mexico, shipments in the third quarter declined 2.2%, due to higher trade purchasing in June 2004 in advance of a price increase in early July. However, Marlboro continued to advance, with the brand's share in Mexico up 0.6 points to 44.8% in the third quarter. In Brazil, PMI recently launched Next in the low-price segment. In September, PMI announced its intention to acquire Coltabaco, the largest tobacco company in Colombia with a 48% market share, and expects to close the transaction by year-end.

    FOOD

    Yesterday, Kraft Foods Inc. (Kraft) reported 2004 third-quarter results. Kraft's net revenues were up 4.7%, driven by new products, the impact of increased marketing spending, favorable currency of $85 million and commodity-driven pricing. Kraft's volume was up 3.0%, as ongoing volume growth of 3.2% (including 2.4 percentage points of growth from acquisitions) was partially offset by the impact of divestitures. Volume strength across key North American businesses and gains in Germany and Brazil were partially offset by competitive challenges in the U.S. confectionery category and weakness in several international markets, particularly in France and Venezuela. Operating income decreased 11.1% to $1.3 billion, as higher commodity costs, increased in-market spending, asset impairment charges and exit and implementation costs for the previously announced restructuring program, unfavorable net impact related to the sale of businesses, and increased post-employment benefit costs and restricted stock expense were partially offset by favorable volume/mix, pricing, restructuring savings and favorable currency of $10 million.

    NORTH AMERICAN FOOD

    2004 Third-Quarter Results

    For the third quarter of 2004, Kraft North America Commercial net revenues grew 5.2%, as higher volumes including acquisitions, commodity-driven pricing on cheese and foodservice, and favorable currency of $13 million were partially offset by increased promotional spending. Volume was up 4.5% (including 3.5 percentage points of growth from acquisitions) with growth across much of the portfolio including cheese, biscuits, snack nuts, meat and pizza, driven by increased marketing spending and new products, partially offset by the impact of trade inventory reductions in ready-to-drink beverages and challenges in confections. Operating companies income declined 4.4% to $1.1 billion, due to increased commodity costs, higher marketing spending, increased post-employment benefit costs, and asset impairment charges and exit and implementation costs of $19 million for the restructuring program, partially offset by the contributions from volume growth and pricing.

    INTERNATIONAL FOOD

    2004 Third-Quarter Results

    For the third quarter of 2004, net revenues for Kraft International Commercial grew 3.6%, driven by favorable currency of $72 million, higher ongoing volume and positive mix, partially offset by the impact of divestitures and net price reductions. Volume was down slightly, due to the impact of divestitures and a decrease in a few key Latin American markets, where volume declined due to trade inventory reductions and price competition, partially offset by solid overall growth in Europe, Middle East and Africa despite softness in France. Operating companies income decreased 32.2% to $227 million, as asset impairment charges and exit and implementation costs of $42 million for the restructuring program in 2004, unfavorable net impact related to the sale of businesses of $31 million, higher marketing spending, increased product costs and the impact of divestitures were partially offset by favorable mix and favorable currency of $7 million.

    FINANCIAL SERVICES

    2004 Third-Quarter Results

    Operating companies income for Philip Morris Capital Corporation
(PMCC) decreased 27.6% to $55 million for the third quarter of 2004, reflecting lower lease portfolio revenues as a result of PMCC's shift in strategic direction announced in 2003.

    Altria Group, Inc. Profile

    Altria Group, Inc. is the parent company of Kraft Foods Inc., with approximately 85% ownership of outstanding Kraft common shares, Philip Morris International Inc., Philip Morris USA Inc. and Philip Morris Capital Corporation. In addition, Altria Group, Inc. has a 36% economic interest in SABMiller plc. The brand portfolio of Altria Group, Inc.'s consumer packaged goods companies includes such well-known names as Kraft, Jacobs, L&M, Marlboro, Maxwell House, Nabisco, Oreo, Oscar Mayer, Parliament, Philadelphia, Post and Virginia Slims. Altria Group, Inc. recorded 2003 net revenues of $81.8 billion.
    Trademarks and service marks mentioned in this release are the registered property of, or licensed by, the subsidiaries of Altria Group, Inc.

    Forward-Looking and Cautionary Statements

    This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results and outcomes to differ materially from those contained in such forward-looking statements.
    Altria Group, Inc.'s consumer products subsidiaries are subject to changing prices for raw materials; intense price competition; changes in consumer preferences and demand for their products; fluctuations in levels of customer inventories; the effects of foreign economies and local economic and market conditions; and unfavorable currency movements. Their results are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to new consumer trends; to develop new products and markets and to broaden brand portfolios in order to compete effectively with lower-priced products; to improve productivity; and to respond effectively to changing prices for their raw materials.
    Altria Group, Inc.'s tobacco subsidiaries (Philip Morris USA and Philip Morris International) continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the company's understanding of applicable law, bonding requirements and the absence of adequate appellate remedies to get timely relief from any of the foregoing; price disparities and changes in price disparities between premium and lowest-price brands; legislation, including actual and potential excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements on consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; governmental regulation; privately imposed smoking restrictions; and governmental and grand jury investigations.
    Altria Group, Inc.'s consumer products subsidiaries are subject to other risks detailed from time to time in its publicly filed documents, including its Quarterly Report on Form 10-Q for the period ended June 30, 2004. Altria Group, Inc. cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make.


ALTRIA GROUP, INC.                                          Schedule 1
and Subsidiaries
Condensed Statements of Earnings
For the Quarters Ended September 30,
(in millions, except per share data)
                                             2004      2003   % Change
                                         -----------------------------
Net revenues                             $ 22,728  $ 20,939      8.5 %
Cost of sales                               8,421     7,900      6.6 %
Excise taxes on products (*)                6,751     5,637     19.8 %
                                         -------------------
Gross profit                                7,556     7,402      2.1 %
Marketing, administration and research
 costs                                      3,154     2,991
Domestic tobacco headquarters relocation
 charges                                        5        27
Asset impairment and exit costs                46         6
Losses (gains) on sales of businesses           8       (23)
                                         -------------------
Operating companies income                  4,343     4,401     (1.3)%
Amortization of intangibles                     3         2
General corporate expenses                    165       176
Asset impairment and exit costs                17         -
                                         -------------------
Operating income                            4,158     4,223     (1.5)%
Interest and other debt expense, net          288       301
                                         -------------------
Earnings before income taxes and
 minority interest                          3,870     3,922     (1.3)%
Provision for income taxes                  1,295     1,353     (4.3)%
                                         -------------------
Earnings before minority interest           2,575     2,569      0.2 %
Minority interest in earnings and other,
 net                                          (73)       79
                                         -------------------
Net earnings                             $  2,648  $  2,490      6.3 %
                                         ===================

Per share data:
Basic earnings per share  (**)           $   1.29  $   1.23      4.9 %
                                         ===================
Diluted earnings per share  (**)         $   1.29  $   1.22      5.7 %
                                         ===================
Weighted average number of
shares outstanding - Basic                  2,048     2,027      1.0 %
- Diluted                                   2,060     2,036      1.2 %

(*) The detail of excise taxes on products sold is as follows:

                                            2004      2003
                                         -------------------
Domestic tobacco                         $    954  $    964
International tobacco                       5,797     4,673
                                         -------------------
Total excise taxes                       $  6,751  $  5,637
                                         ===================

(**) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.



ALTRIA GROUP, INC.                                          Schedule 2
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended September 30,
(in millions)

                                                North
                    Domestic   International  American   International
                     tobacco      tobacco       food          food
                  ----------------------------------------------------
2004 Net Revenues    $   4,505    $  10,316    $   5,471    $   2,360
2003 Net Revenues        4,440        8,912        5,203        2,277
% Change                   1.5%        15.8%         5.2%         3.6%
Reconciliation:
---------------
2003 Net Revenues    $   4,440    $   8,912    $   5,203    $   2,277
Divested
 businesses - 2004           -            -            -            4
Divested
 businesses - 2003           -            -            -          (30)
Implementation -
 2004                        -            -           (9)           -
Currency                     -          332           13           72
Operations                  65        1,072          264           37
                  ----------------------------------------------------
2004 Net Revenues    $   4,505    $  10,316    $   5,471    $   2,360
                  ====================================================

                    Financial
                    services       Total
                  --------------------------
2004 Net Revenues    $      76    $  22,728
2003 Net Revenues          107       20,939
% Change                (29.0)%         8.5%
Reconciliation:
---------------
2003 Net Revenues    $     107    $  20,939
Divested
 businesses - 2004           -            4
Divested
 businesses - 2003           -          (30)
Implementation -
 2004                        -           (9)
Currency                     -          417
Operations                 (31)       1,407
                  --------------------------
2004 Net Revenues    $      76    $  22,728
                  ==========================


Note:  The detail of excise taxes on products sold is as follows:
                        2004         2003
                  --------------------------
Domestic tobacco     $     954    $     964
International
 tobacco                 5,797        4,673
                  --------------------------
Total excise taxes   $   6,751    $   5,637
                  ==========================
Currency increased international tobacco excise taxes by $181 million.



ALTRIA GROUP, INC.                                          Schedule 3
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended September 30,
(in millions)

                                                North
                    Domestic   International  American   International
                     tobacco      tobacco       food          food
                  ----------------------------------------------------
2004 Operating
 Companies Income    $   1,147    $   1,840    $   1,074    $     227
2003 Operating
 Companies Income        1,147        1,719        1,124          335
% Change                     -          7.0%       (4.4)%      (32.2)%
Reconciliation:
---------------
2003 Operating
 Companies Income    $   1,147    $   1,719    $   1,124    $     335
Divested
 businesses - 2004           -            -            -           (1)
Divested
 businesses - 2003           -            -            -           (3)
Domestic tobacco
 headquarters
 relocation
 charges - 2004             (5)           -            -            -
Domestic tobacco
 headquarters
 relocation
 charges - 2003             27            -            -            -
Asset impairment
 and exit costs -
 2004                        -           (1)          (6)         (39)
Asset impairment
 and exit costs -
 2003                        -            -            -            6
Loss on sales of
 businesses - 2004           -            -            -           (8)
Gains on sales of
 businesses - 2003           -            -            -          (23)
Implementation
 costs - 2004                -            -          (13)          (3)
Currency                     -           64            3            7
Operations                 (22)          58          (34)         (44)
                  ----------------------------------------------------
2004 Operating
 Companies Income    $   1,147    $   1,840    $   1,074    $     227
                  ====================================================

                    Financial
                    services       Total
                  --------------------------
2004 Operating
 Companies Income    $      55    $   4,343
2003 Operating
 Companies Income           76        4,401
% Change                (27.6)%       (1.3)%
Reconciliation:
---------------
2003 Operating
 Companies Income    $      76    $   4,401
Divested
 businesses - 2004           -           (1)
Divested
 businesses - 2003           -           (3)
Domestic tobacco
 headquarters
 relocation
 charges - 2004              -           (5)
Domestic tobacco
 headquarters
 relocation
 charges - 2003              -           27
Asset impairment
 and exit costs -
 2004                        -          (46)
Asset impairment
 and exit costs -
 2003                        -            6
Loss on sales of
 businesses - 2004           -           (8)
Gains on sales of
 businesses - 2003           -          (23)
Implementation
 costs - 2004                -          (16)
Currency                     -           74
Operations                 (21)         (63)
                  --------------------------
2004 Operating
 Companies Income    $      55    $   4,343
                  ==========================



ALTRIA GROUP, INC.                                          Schedule 4
and Subsidiaries
Condensed Statements of Earnings
For the Nine Months Ended September 30,
(in millions, except per share data)

                                      2004         2003      % Change
                                 -------------------------------------

Net revenues                       $   67,575   $   61,141      10.5 %
Cost of sales                          25,141       23,456       7.2 %
Excise taxes on products (*)           19,631       15,868      23.7 %
                                 --------------------------
Gross profit                           22,803       21,817       4.5 %
Marketing, administration and
 research costs                         9,665        8,789
Domestic tobacco headquarters
 relocation charges                        25           36
Domestic tobacco legal settlement           -          182
International tobacco E.C.
 agreement                                250            -
Asset impairment and exit costs           507            6
Losses (gains) on sales of
 businesses                                 8          (23)
                                 --------------------------
Operating companies income             12,348       12,827      (3.7)%
Amortization of intangibles                12            7
General corporate expenses                493          542
Asset impairment and exit costs            41            -
                                 --------------------------
Operating income                       11,802       12,278      (3.9)%
Interest and other debt expense,
 net                                      885          847
                                 --------------------------
Earnings before income taxes and
 minority interest                     10,917       11,431      (4.5)%
Provision for income taxes              3,444        3,996     (13.8)%
                                 --------------------------
Earnings before minority interest       7,473        7,435       0.5 %
Minority interest in earnings,
 net                                        4          322
                                 --------------------------
Net earnings                       $    7,469   $    7,113       5.0 %
                                 ==========================

Per share data:
Basic earnings per share (**)      $     3.65   $     3.51       4.0 %
                                 ==========================
Diluted earnings per share (**)    $     3.62   $     3.50       3.4 %
                                 ==========================
Weighted average number of
shares outstanding - Basic              2,045        2,027       0.9 %
- Diluted                               2,061        2,035       1.3 %

(*) The detail of excise taxes on products sold is as follows:

                                      2004         2003
                                 --------------------------
Domestic tobacco                   $    2,764   $    2,781
International tobacco                  16,867       13,087
                                 --------------------------
Total excise taxes                 $   19,631   $   15,868
                                 ==========================

(**) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.



ALTRIA GROUP, INC.                                          Schedule 5
and Subsidiaries
Selected Financial Data by Business Segment
For the Nine Months Ended September 30,
(in millions)
                                                North
                    Domestic   International  American   International
                     tobacco      tobacco       food          food
                  ----------------------------------------------------
2004 Net Revenues    $  13,091    $  30,423    $  16,567    $   7,162
2003 Net Revenues       12,755       25,379       15,962        6,718
% Change                   2.6%        19.9%         3.8%         6.6%

Reconciliation:
---------------
2003 Net Revenues    $  12,755    $  25,379    $  15,962    $   6,718
Divested
 businesses - 2004           -            -            -           19
Divested
 businesses - 2003           -            -            -         (111)
Implementation -
 2004                        -            -           (9)           -
Currency                     -        2,033          125          503
Operations                 336        3,011          489           33
                  ----------------------------------------------------
2004 Net Revenues    $  13,091    $  30,423    $  16,567    $   7,162
                  ====================================================

                    Financial
                    services       Total
                  --------------------------
2004 Net Revenues    $     332    $  67,575
2003 Net Revenues          327       61,141
% Change                   1.5%        10.5%

Reconciliation:
---------------
2003 Net Revenues          327       61,141
Divested
 businesses - 2004           -           19
Divested
 businesses - 2003           -         (111)
Implementation -
 2004                        -           (9)
Currency                     -        2,661
Operations                   5        3,874
                  --------------------------
2004 Net Revenues    $     332    $  67,575
                  ==========================


Note:  The detail of excise taxes on products sold is as follows:
                        2004         2003
                  --------------------------
Domestic tobacco     $   2,764    $   2,781
International
 tobacco                16,867       13,087
                  --------------------------
Total excise taxes   $  19,631    $  15,868
                  ==========================
Currency increased international tobacco excise taxes by $1,179 million.



ALTRIA GROUP, INC.                                          Schedule 6
and Subsidiaries
Selected Financial Data by Business Segment
For the Nine Months Ended September 30,
(in millions)
                                                North
                    Domestic   International  American   International
                     tobacco      tobacco       food          food
                  ----------------------------------------------------
2004 Operating
 Companies Income    $   3,329    $   5,143    $   2,983    $     643
2003 Operating
 Companies Income        2,902        5,012        3,737          935
% Change                  14.7%         2.6%      (20.2)%      (31.2)%
Reconciliation:
---------------
2003 Operating
 Companies Income    $   2,902    $   5,012    $   3,737    $     935
Divested
 businesses - 2004           -            -            -            1
Divested
 businesses - 2003           -            -            -          (17)
Domestic tobacco
 headquarters
 relocation
 charges - 2004            (25)           -            -            -
Domestic tobacco
 headquarters
 relocation
 charges - 2003             36            -            -            -
Domestic tobacco
 legal settlement
 - 2003                    182            -            -            -
International
 tobacco EC
 agreement - 2004            -         (250)           -            -
Asset impairment
 and exit costs -
 2004                       (1)         (24)        (307)        (175)
Asset impairment
 and exit costs -
 2003                        -            -            -            6
Loss on sales of
 businesses - 2004           -            -            -           (8)
Gains on sales of
 businesses - 2003           -            -            -          (23)
Implementation
 costs - 2004                -            -          (22)          (4)
Currency                     -          425           21           51
Operations                 235          (20)        (446)        (123)
                  ----------------------------------------------------
2004 Operating
 Companies Income    $   3,329    $   5,143    $   2,983    $     643
                  ====================================================

                    Financial
                    services       Total
                  --------------------------
2004 Operating
 Companies Income    $     250    $  12,348
2003 Operating
 Companies Income          241       12,827
% Change                   3.7%       (3.7)%
Reconciliation:
---------------
2003 Operating
 Companies Income    $     241    $  12,827
Divested
 businesses - 2004           -            1
Divested
 businesses - 2003           -          (17)
Domestic tobacco
 headquarters
 relocation
 charges - 2004              -          (25)
Domestic tobacco
 headquarters
 relocation
 charges - 2003              -           36
Domestic tobacco
 legal settlement
 - 2003                      -          182
International
 tobacco EC
 agreement - 2004            -         (250)
Asset impairment
 and exit costs -
 2004                        -         (507)
Asset impairment
 and exit costs -
 2003                        -            6
Loss on sales of
 businesses - 2004           -           (8)
Gains on sales of
 businesses - 2003           -          (23)
Implementation
 costs - 2004                -          (26)
Currency                     -          497
Operations                   9         (345)
                  --------------------------
2004 Operating
 Companies Income    $     250    $  12,348
                  ==========================



ALTRIA GROUP, INC.                                          Schedule 7
and Subsidiaries
Net Earnings and Diluted Earnings Per Share
For the Quarters Ended September 30,
($ in millions, except per share data)
                                                         Diluted
                                         Net Earnings     E.P.S.   (*)
                                         ------------  ------------

2004                                       $   2,648     $    1.29
2003                                       $   2,490     $    1.22
% Change                                         6.3 %         5.7 %

Reconciliation:
---------------
2003 Reported                              $   2,490     $    1.22

2003 Domestic tobacco headquarters
 relocation charges                               17          0.01
2003 Gains on sales of businesses, net of
 minority interest impact                        (13)            -
2003 Asset impairment, and exit costs,
 net of minority interest impact                   3             -

                                         ------------  ------------
                                                   7          0.01
                                         ------------  ------------

2004 Domestic tobacco headquarters
 relocation charges                               (3)            -
2004 Loss on sales of businesses, net of
 minority interest impact                         (4)            -
2004 Corporate asset impairment and exit
 costs                                           (11)            -
2004 Asset impairment, exit and
 implementation costs, net of minority
 interest impact                                 (38)        (0.02)
                                         ------------  ------------
                                                 (56)        (0.02)
                                         ------------  ------------

Currency                                          48          0.02
Change in shares                                   -         (0.02)
Change in tax rate                                41          0.02
Operations (**)                                  118          0.06
                                         ------------  ------------
2004 Reported                              $   2,648     $    1.29
                                         ============  ============

(*) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

(**) includes $0.07 per share related to lower minority interest in earnings and other, net, reflecting lower net earnings at Kraft, and $0.05 of one-time gains from sales of investments at SABMiller.



ALTRIA GROUP, INC.                                          Schedule 8
and Subsidiaries
Net Earnings and Diluted Earnings Per Share
For the Nine Months Ended September 30,
($ in millions, except per share data)
                                                         Diluted
                                         Net Earnings     E.P.S.   (*)
                                         ------------  ------------

2004                                       $   7,469     $    3.62
2003                                       $   7,113     $    3.50
% Change                                         5.0 %         3.4 %

Reconciliation:
---------------
2003 Reported                              $   7,113     $    3.50

2003 Domestic tobacco legal settlement           118          0.06
2003 Domestic tobacco headquarters
 relocation charges                               23          0.01
2003 Gains on sales of businesses, net of
 minority interest impact                        (13)        (0.01)
2003 Asset impairment and exit costs, net
 of minority interest impact                       3             -
                                         ------------  ------------
                                                 131          0.06
                                         ------------  ------------

2004 Domestic tobacco headquarters
 relocation charges                              (16)        (0.01)
2004 International tobacco EC agreement         (161)        (0.08)
2004 Loss on sales of businesses, net of
 minority interest impact                         (4)            -
2004 Corporate asset impairment and exit
 costs                                           (26)        (0.01)
2004 Asset impairment, exit and
 implementation costs, net of minority
 interest impact                                (297)        (0.15)
                                         ------------  ------------
                                                (504)        (0.25)
                                         ------------  ------------

Currency                                         321          0.16
Change in shares                                   -         (0.05)
Change in tax rate                               372          0.18
Operations**                                      36          0.02
                                         ------------  ------------
2004 Reported                              $   7,469     $    3.62
                                         ============  ============

(*) Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

(**) includes $0.13 per share related to lower minority interest in earnings and other, net, reflecting lower net earnings at Kraft, and $0.05 of one-time gains from sales of investments at SABMiller.




ALTRIA GROUP, INC.                                          Schedule 9
and Subsidiaries
Condensed Balance Sheets
(in millions, except ratios)

                                           September 30,  December 31,
                                                2004          2003
                                           ------------- -------------
Assets
------
Cash and cash equivalents                   $     6,669   $     3,777
All other current assets                         17,629        17,605
Property, plant and equipment, net               15,832        16,067
Goodwill                                         28,378        27,742
Other intangible assets, net                     11,535        11,803
Other assets                                     12,198        10,641
                                           ------------- -------------
Total consumer products assets                   92,241        87,635
Total financial services assets                   8,003         8,540
                                           ------------- -------------
Total assets                                $   100,244   $    96,175
                                           ============= =============

Liabilities and Stockholders' Equity
------------------------------------
Short-term borrowings                       $     1,553   $     1,715
Current portion of long-term debt                 2,750         1,661
Accrued settlement charges                        3,402         3,530
All other current liabilities                    15,288        14,487
Long-term debt                                   17,508        18,953
Deferred income taxes                             7,623         7,295
Other long-term liabilities                      14,765        15,137
                                           ------------- -------------
Total consumer products liabilities              62,889        62,778
Total financial services liabilities              8,272         8,320
                                           ------------- -------------
Total liabilities                                71,161        71,098
Total stockholders' equity                       29,083        25,077
                                           ------------- -------------
Total liabilities and
stockholders' equity                        $   100,244   $    96,175
                                           ============= =============

Total consumer products debt                $    21,811   $    22,329
Debt/equity ratio - consumer products              0.75          0.89
Total debt                                  $    23,883   $    24,539
Total debt/equity ratio                            0.82          0.98